SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 27, 2009
Northwest Bancorp, Inc.
(Exact name of registrant as specified in its charter)

United States	0-23817	23-2900888

(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

100 Liberty Street
Warren, Pennsylvania	16365

(Address of principal executive office)	(Zip code)
Registrant’s telephone number, including area code: (814) 726-2140
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01	Entry Into a Material Definitive Agreement

On August 27, 2009, the Boards of Directors of Northwest Bancorp, Inc. (the “Company”), Northwest Bancorp, MHC, (the “Mutual Holding Company”) and Northwest Savings Bank (the “Bank”) each unanimously adopted the Plan of Conversion and Reorganization of the Mutual Holding Company (the “Plan”) pursuant to which the Mutual Holding Company will undertake a “second-step” conversion and cease to exist. The Bank will reorganize from a two-tier mutual holding company structure to a stock holding company structure. The Mutual Holding Company currently owns approximately 63.0% of the shares of common stock of the Company.

Pursuant to the Plan, (i) the Bank will become a wholly owned subsidiary of a to-be-formed stock corporation (“New Holding Company”), (ii) the shares of common stock of the Company held by persons other than the Mutual Holding Company (whose shares will be canceled) will be converted into shares of common stock of the New Holding Company pursuant to an exchange ratio designed to preserve the percentage ownership interests of such persons, subject to adjustment to reflect the funding of a charitable foundation as described below, and (iii) the New Holding Company will offer and sell shares of common stock representing the ownership interest of the Mutual Holding Company to eligible members of the Mutual Holding Company in a subscription offering. The Plan is subject to regulatory approval as well as the approval of the Bank’s depositors and the Company’s shareholders (including the approval of a majority of the Company’s outstanding shares of common stock held by persons other than the Mutual Holding Company).

The Plan also provides for the establishment of a charitable foundation (the “Foundation”) and the funding of the Foundation with cash and shares of the New Holding Company’s common stock with an aggregate value equal to 2% of the value of the shares of New Holding Company common stock sold in the public offering.

Shares not subscribed for in the subscription offering are expected to be available for sale in a community offering to members of the local community and the general public, and if necessary in a syndicated community offering and/or firm commitment underwritten offering. The number and price of shares to be sold in the conversion offering and the exchange ratio for current shareholders of the Company will be based on an independent appraisal that has yet to be performed.

The foregoing summary of the Plan is not complete and is qualified in its entirety by reference to the complete text of the Plan, which is filed as Exhibit 2.1 to this Form 8-K and which is incorporated herein by reference.

The Company announced the adoption of the Plan in a press release dated August 27, 2009. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 27, 2009, the Board of Directors of the Company elected Gerald J. Ritzert as Senior Vice President and Controller of the Company for a term expiring on the date of the next meeting of the Board of Directors at which officers are elected. In such capacity Mr. Ritzert is considered the principal accounting officer of the Company. Mr. Ritzert, age 40, has been employed with the Bank since October 2002, most recently as Senior Vice President and Controller.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit

2.1	Plan of Conversion and Reorganization

99.1	Press Release dated August 27, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NORTHWEST BANCORP, INC.
DATE: September 1, 2009	By:	/s/ William W. Harvey, Jr.
William W. Harvey, Jr.
Executive Vice President, Finance and Chief Financial Officer